Exhibit 99.1

Financial Statements

National Consumer Title Group, LLC

Year ended December 31, 2020 and for the period
June 1, 2019 (inception) through December 31, 2019

with Report of Independent Auditors

National Consumer Title Group, LLC

Financial Statements

Year ended December 31, 2020 and for the period
June 1, 2019 (inception) through December 31, 2019

Report of Independent Auditors

The Board of Directors

National Consumer Title Group, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of National Consumer Title Group, LLC (the Company) which comprise the balance sheets as of December 31, 2020 and 2019, the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 2020 and for the period June 1, 2019 (inception) through December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Consumer Title Group, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period June 1, 2019 (inception) through December 31, 2019, in accordance with accounting principles generally accepted in the United States of America.

/s/ Thomas Howell Ferguson P.A.

Tampa, Florida

November 12, 2021

National Consumer Title Group, LLC

Balance Sheets

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$9,201	$9,738
Due from affiliate	221,372	58,463
Total current assets	230,573	68,201

Equity method investment	2,641,964	2,096,731
Total assets	$2,872,537	$2,164,932

Liabilities and members' equity
Liabilities:
Due to affiliate	$10,000	$10,000
Total liabilities	10,000	10,000

Members' equity:
Contributed capital	2,200,000	1,980,000
Retained earnings	662,537	174,932
Total members' equity	2,862,537	2,154,932
Total liabilities and members' equity	$2,872,537	$2,164,932

See accompanying notes.

National Consumer Title Group, LLC

Statements of Operations

	Year ended December 31, 2020	For the period June 1, 2019 (inception) through December 31, 2019
Operating revenues:
Management fees earned	$162,226	$58,463
Earnings from equity method investment	326,013	116,731
Total operating revenues	488,239	175,194

Operating expenses:
Taxes, licenses, and fees	634	262
Total operating expenses	634	262

Net income	$487,605	$174,932

See accompanying notes.

National Consumer Title Group, LLC

Statements of Changes in Members' Equity

Year ended December 31, 2020 and for the period June 1, 2019 (inception) through December 31, 2019

	Members'	Retained
	Capital	Earnings	Total

Balance as of June 1, 2019 (inception)

Contributions from members	1,980,000		1,980,000

Net income		174,932	174,932

Balance as of December 31, 2019	1,980,000	174,932	2,154,932

Contributions from members	220,000	-	220,000

Net income		487,605	487,605

Balance as of December 31, 2020	$2,200,000	$662,537	$2,862,537

See accompanying notes.

National Consumer Title Group, LLC

Statements of Cash Flows

	Year ended December 31, 2020	For the period June 1, 2019 (inception) through December 31, 2019
Operating activities
Net income	$487,605	$174,932
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Earnings from equity method investment	(326,013)	(116,731)
Changes in operating assets and liabilities:
Due from affiliate	(162,909)	(58,463)
Due to affiliate	-	10,000
Net cash (used in) provided by operating activities	(1,317)	9,738

Investing activities
Equity method investment	(219,220)	(1,980,000)
Net cash used in investing activities	(219,220)	(1,980,000)

Financing activities
Capital contributions from members	220,000	1,980,000
Net cash provided by financing activities	220,000	1,980,000
Net (decrease) increase in cash and cash equivalents	(537)	9,738
Cash and cash equivalents at beginning of year	9,738	-
Cash and cash equivalents at end of year	$9,201	$9,738

See accompanying notes.

National Consumer Title Group, LLC

Notes to Financial Statements

Year ended December 31, 2020 and for the period
June 1, 2019 (inception) through December 31, 2019

1.     Summary of Significant Accounting Policies

Nature of Operations

National Consumer Title Group, LLC (the Company) began operations on June 1, 2019 (inception) as an investment holding company and is organized under the laws of the state of Florida.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting practices and polices are summarized as follows:

Revenue Recognition and Concentration

The Company’s only source of operating revenue is management fees for providing administrative and management services to Title Agency Ventures, LLC (TAV), an affiliate through common management and ownership. TAV is the Company's only customer. The Company recognizes its management fee revenue as services are provided.

Cash and Cash Equivalents

The Company considers all highly‑liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include demand deposits with financial institutions and investments in highly‑liquid money market securities.

Investments

The Company evaluates its investments in accordance with the variable interest model to determine if it has a controlling financial interest in an investment. This evaluation is made as of the date on which the Company makes its initial investment, and subsequent evaluations are made if the structure of the investment changes. The Company generally consolidates investments in which it holds a controlling ownership interest of greater than 50%. When the Company consolidates less than wholly‑owned subsidiaries, it discloses its noncontrolling interest in its financial statements.

The Company uses the equity method of accounting for its investments in entities in which it has significant influence; generally, this represents an ownership interest of between 20% and 50%. A decline in value that is determined to be other‑than‑temporary is recorded as an impairment charge as a component of earnings in the period in which that determination is made.

National Consumer Title Group, LLC

Notes to Financial Statements

1.    Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company's concentrations of credit risk consist primarily of its cash and cash equivalents, equity method investment, and operating revenues. The Company maintains its cash and cash equivalents at several financial institutions. Deposits with financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor. Bank deposits at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Income Taxes

The Company has elected to be taxed as a partnership under the provisions of the Internal Revenue Code. Therefore, taxes are paid at the member level, not at the Company level. Accordingly, no provision or liability for income taxes has been included in the financial statements.

Subsequent Events

The Company has evaluated subsequent events through November 12, 2021, the date the financial statements were available to be issued. During the period from December 31, 2020 to November 12, 2021, the Company did not have any material recognizable subsequent events, except for the matters described in Note 5.

Fair Value of Financial Instruments

The fair value of financial instruments represents estimates of fair values at a specific point in time determined by the Company using available market information and appropriate valuation methodologies. These estimates are subjective in nature and involve uncertainties and significant judgment in the interpretation of current market data. Therefore, the fair values presented are not necessarily indicative of amounts the Company could realize or settle currently.

The level in the fair value hierarchy within which fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The three levels of the hierarchy are as follows:

Level 1:        Inputs are unadjusted, quoted prices in active markets for identical assets at the measurement date.

Level 2:        Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

National Consumer Title Group, LLC

Notes to Financial Statements

1.    Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

Level 3:     Unobservable inputs that are supported by little or no market activity and are significant to the fair value of the assets or liabilities. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability at the measurement date.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The carrying values of cash and cash equivalents, due from affiliate, and due to affiliate approximate their fair value.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

2.         Equity Method Investment

The Company owns a 50% noncontrolling membership interest in TAV, which owns 100% of the membership interest in Omega National Title Agency, LLC (Omega), a Florida‑based title agency. Omega operates 10 title agency locations in Florida providing title agency services for residential and commercial real estate transactions.

National Consumer Title Group, LLC

Notes to Financial Statements

2.    Equity Method Investment (continued)

Significant information on the assets and liabilities of TAV, an equity method investment of the Company, as of December 31 is as follows:

	2020	2019
Assets
Cash, accounts receivable, and other current assets	$6,286,456	$2,939,980
Fixed assets	264,346	333,346
Goodwill	4,040,000	4,040,000
Total assets	$10,590,802	$7,313,326

Liabilities and equity
Liabilities:
Accounts payable and accrued expenses	$482,996	$939,466
Amounts held in escrow	4,278,691	2,182,570
Note payable	544,842	-
Total liabilities	5,306,529	3,122,036
Total equity	5,284,273	4,191,290
Total liabilities and equity	$10,590,802	$7,313,326

The Company recorded $2,641,964 and $2,096,731 for its equity method investment in TAV at December 31, 2020 and 2019, respectively.

Significant information on the results of operations of TAV for 2020 and 2019 is as follows:

	2020	2019
Operating results:
Total revenues	$5,824,722	$2,838,280
Total expenses	5,173,299	2,606,990
Net income	$651,423	$231,290

The Company recorded earnings from its equity method investment in TAV of $326,013 and $116,731 for 2020 and 2019, respectively.

Omega is named defendant in various legal actions arising in the normal course of business. Omega's management believes that the resolution of these actions will not have a material adverse effect on Omega's financial position or results of operations.

National Consumer Title Group, LLC

Notes to Financial Statements

3. Related Party Transactions

The Company has a service agreement with TAV, an affiliate through common management and ownership. Under terms of the agreement, the Company provides administrative and management services to TAV for a fee equal to 20% of TAV’s earnings (prior to calculation of the fee due to the Company). The Company recorded management fee income of $162,226 and $58,463 for 2020 and 2019, respectively, related to the agreement. As of December 31, 2020 and 2019, the Company was owed $221,372 and $58,463, respectively, from TAV in fees, which are presented as due from affiliate on the balance sheets.

The Company owed $10,000 at December 31, 2020 and 2019, to Preferred Managing Agency, LLC (PMA), an affiliate through common management, for an advance received by the Company from PMA to help with the startup of operations.

4. Members' Equity

The Company had one class of ownership units at December 31, 2020 and 2019. The Company received capital contributions from its members of $220,000 and $1,980,000 in 2020 and 2019, respectively.

5. Subsequent Events

In July 2021, HG Holdings, Inc. purchased all of the Company’s outstanding ownership interest.

In September 2021, HG Holdings, Inc. purchased the remaining outstanding ownership interest in TAV.